EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Black Hills Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-141727, 333-150664, and 333-150669) on Form S-3 and registration statements (Nos. 333-61969, 333-17451, 333-82787, 333-63264, 333-125697, and 333-135431) on Form S-8 of Black Hills Corporation of our report dated April 7, 2008, with respect to the combined balance sheets of the Aquila Utilities to be acquired by Black Hills as of December 31, 2007 and 2006, and the related statements of income, changes in parent company investment, and cash flows for each of the years in the two-year period ended December 31, 2007, which report appears in Exhibit 99-2 in Form 8-K of Black Hills Corporation dated September 29, 2008. Our audit report refers to the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Accounting for Income Taxes, and FASB Staff Position (FSP) AUG AIR-1, Accounting for Planned Major Maintenance Activities.

KPMG LLP

Kansas City, Missouri

September 29, 2008